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                                                                    Exhibit 23.1







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated December 14, 1999 (except for note 9 as to which date is February 16, 2000) accompanying the financial statements of Dollar Express Stores, Inc. (formerly Dollar Express, Inc. and Spain's, Inc.) contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendmemt No. 1 of Form S-1 (File No. 333-93601) the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




February  18, 2000